UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 West 31st Street, 9th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 237-6141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2023, Metal Sky Star Acquisition Corporation (the “Company” or “Metal Sky Star”) held its Extraordinary General Meeting (the “Extraordinary General Meeting”) at which the Company’s shareholders approved proposals to (i) amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a business combination to August 5, 2024 and to reduce the amount of the fee to extend such time period (the “Charter Amendment Proposal”) and (ii) amend the Investment Management Trust Agreement dated March 30, 2022 among the Company, Wilmington Trust, National Association (the “Trustee”) and Vstock Transfer LLC (“Vstock”) to reflect the Charter Amendment Proposal.

Following the Extraordinary General Meeting, effective as of October 31, 2023, the Company, the Trustee and Vstock entered into an amendment to the Investment Management Trust Agreement (the “Amendment Agreement”) to change the date on which the Company’s ability to complete a business combination may be extended by up to six (6) additional increments of one-month each until August 5, 2024, subject to the payment into the Trust Account by the Sponsor (or its designees or affiliates) of an amount for each one-month extension equal to the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 per public share for each remaining Ordinary Share held by a Public Stockholder (the “Monthly Extension Payment”), and which Monthly Extension Payments, if any, shall be added to the Trust Account. A copy of the Amendment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting, the shareholders approved an amendment to Metal Sky Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which Metal Sky Star must consummate a business combination (the “Extension”) to August 5, 2024 (the “Extended Date”) and reduce the amount of the fee to extend such time period, by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Section 36.2 thereof and replacing it with the new Section 36.2 in the form set forth in Annex A of the proxy statement. A copy of the Amended and Restated Memorandum and Articles of Association, as amended, is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting of Metal Sky Star, which was held on October 30, 2023, each of the proposals described below was approved by the Company’s shareholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1:

A proposal to amend Metal Sky Star’s Amended and Restated Memorandum and Articles of Association to extend the date by which Metal Sky Star must consummate a business combination to August 5, 2024 and reduce the amount of the fee to extend such time period, by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Section 36.2 thereof and replacing it with the new Section 36.2 in the form set forth in the proxy statement:

	For	Against	Abstain
Charter Amendment Proposal	6,323,599	1,709,300	0

Proposal 2:

A proposal to amend the Investment Management Trust Agreement, dated March 30, 2022, by and among the Company, Wilmington Trust, N.A., as trustee, and Vstock Transfer LLC, to reflect the Charter Amendment Proposal:

	For	Against	Abstain
Trust Agreement Proposal	6,323,599	1,709,300	0

Because there were sufficient votes to approve Proposal 1 and Proposal 2, the “Adjournment Proposal” described in the proxy statement was not voted on at the Extraordinary General Meeting.

In connection with the vote to amend the Company’s Amended and Restated Memorandum and Articles of Association, a total of 2,412,260 shares were presented for redemption at the Extraordinary General Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Metal Sky Star Acquisition Corporation Amended & Restated Articles of Association
10.1	Amendment to the Investment Management Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 1, 2023	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer and Director

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